                                                        Exhibit 21

                                     LIST OF SUBSIDIARIES OF
                               BALLY ENTERTAINMENT CORPORATION  (a)



Name of Corporation                                                                           Place of Incorporation
- -------------------                                                                           ----------------------
Bally's Maryland, Inc.                                                                        Maryland
Bally's Casino, Inc.                                                                          Delaware
         Bally's Intermediate Sub, Inc.                                                       Delaware
                 Bally's Sub, Inc. (b)                                                        Delaware
                          Bally's Casino Holdings, Inc. (b)                                   Delaware
                                  Bally's Park Place, Inc. (b)                                Delaware
                                           Bally's Park Place, Inc. (b)                       New Jersey
                                                   Bally Warwick, Inc. (b)                    New Jersey
                                                   Bally's Park Place Funding, Inc. (b)       Delaware
                                  Bally's Grand Management Co., Inc. (b)                      Nevada
                                  Bally's Intermediate Casino Holdings, Inc. (b)              Delaware
                                           Bally's Tunica, Inc. (b)                           Mississippi
                                           Bally's Operator, Inc. (b)                         Delaware
                                                   Bally's Olympia Limited Partnership (b)(c) Delaware
                                           Bally's Louisiana, Inc. (b)                        Louisiana
                                                   Belle of Orleans, L.L.C. (b) (d)           Louisiana
                                           Bally's Manager, Inc. (b)                          Maryland
                                  Bally's CHLV, Inc. (b)                                      Delaware
                                           Bally's Grand, Inc. (b) (e)                        Delaware
                                                   Grand Resorts, Inc. (b)                    Nevada
GNOC, CORP. (b)                                                                               New Jersey
         GNF, CORP.  (b)                                                                      New Jersey


(a) A number of subsidiaries, principally name holding corporations, have been omitted from the list of subsidiaries. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.


(b) Subsidiaries of subsidiary companies are indented and follow the respective companies by which they are controlled.


(c) Partnership 57% owned by Bally's Tunica, Inc. and 1% owned by Bally's Operator, Inc.


(d)      Limited liability company 49.9% owned by Bally's Louisiana, Inc.


(e)      Approximately 81% of outstanding stock owned by Bally's CHLV, Inc.


NOTE: With the exception of (c), (d) and (e), percentage of ownership is 100%.